EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2023 Results

Consolidated system-wide sales growth of +15% year-over-year
Global comparable sales of +10%, led by +16% at TH Canada, +12% at BK International and +9% at BK US
Sales momentum translates into strong bottom-line growth for franchisees and the company

Toronto, May 2, 2023 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the first quarter ended March 31, 2023. Josh Kobza, Chief Executive Officer of RBI commented, "Our teams delivered a solid start to the year, with double-digit comparable sales and system-wide sales growth. Top line sales momentum translated into bottom line growth for our franchisees and our company. I am confident in our plans for future growth and would like to thank our teams who are focused on improving operations and delivering a great guest experience every day at our restaurants.”

First Quarter 2023 Highlights:
•Consolidated comparable sales increased 10.3% and net restaurants grew 4.2% versus the prior year
•System-wide sales increased 14.7% year-over-year
•Net Income of $277 million versus $270 million in prior year
•Adjusted EBITDA of $588 million increased 15.6% organically versus the prior year
•Diluted EPS was $0.61 versus $0.59 in prior year
•Adjusted Diluted EPS of $0.75 increased 22.1% organically versus the prior year

Consolidated Operational Highlights	Three Months Ended March 31,
	2023	2022
	(Unaudited)
System-wide Sales Growth
TH	17.9%	12.9%
BK	14.3%	16.2%
PLK	14.4%	4.1%
FHS	7.5%	N/A
Consolidated (a)	14.7%	13.5%
FHS (a)	N/A	7.4%
System-wide Sales (in US$ millions)
TH	$1,731	$1,556
BK	$6,241	$5,647
PLK	$1,568	$1,383
FHS	$292	$272
Consolidated	$9,832	$8,858
Net Restaurant Growth
TH	5.6%	6.7%
BK	2.5%	2.9%
PLK	10.8%	7.9%
FHS	2.3%	N/A
Consolidated (a)	4.2%	4.3%
FHS (a)	N/A	1.8%
System Restaurant Count at Period End
TH	5,620	5,320
BK	18,911	18,446
PLK	4,178	3,771
FHS	1,247	1,219
Consolidated	29,956	28,756
Comparable Sales
TH	13.8%	8.4%
BK	10.8%	9.9%
PLK	5.6%	(3.0)%
FHS	6.1%	N/A
Consolidated (a)	10.3%	7.4%
FHS (a)	N/A	4.2%

(a) Consolidated system-wide sales growth, consolidated comparable sales and consolidated net restaurant growth do not include the results of Firehouse Subs for 2022. FHS 2022 growth figures are shown for informational purposes only.
Notes: (1) In our 2022 financial reports, our key business metrics included results from our franchised Burger King restaurants in Russia, with supplemental disclosure provided excluding these restaurants. We did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, our reported key business metrics exclude the results from Russia for all periods presented. (2) System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2023	2022
	(Unaudited)
Total Revenues	$1,590	$1,451
Net Income	$277	$270
Diluted Earnings per Share	$0.61	$0.59

TH Adjusted EBITDA(1)	$251	$231
BK Adjusted EBITDA(1)	$256	$229
PLK Adjusted EBITDA(1)	$66	$56
FHS Adjusted EBITDA(1)	$15	$14
Adjusted EBITDA(2)	$588	$530

Adjusted Net Income(2)	$340	$295
Adjusted Diluted Earnings per Share(2)	$0.75	$0.64

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Net cash provided by operating activities	$95	$234
Net cash (used for) provided by investing activities	$—	$1
Net cash (used for) provided by financing activities	$(240)	$(426)

LTM Free Cash Flow(2)	$1,243	$1,593
Net Debt	$12,331	$12,581
Net Income Net Leverage(3)	8.3x	10.0x
Adjusted EBITDA Net Leverage(2)	5.1x	5.5x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(3)Net Income Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Net Income (compliant with SEC guidance regarding non-GAAP financial measures).
We have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). Our financial results and operational highlights are disclosed based on these segments each quarter.
The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in system-wide sales in all of our segments. On an as reported basis the increase was partially offset by unfavorable FX movements.

The year-over-year increase in Net Income was primarily driven by increases in segment income in all our segments, a decrease in income tax expense and a favorable change from the impact of equity method investments. These factors were partially offset by unfavorable FX movements, an unfavorable change from other operating expenses (income), net, an increase in share-based compensation and non-cash incentive compensation expense, an increase in FHS Transaction costs, and an increase in interest expense, net.

The year-over-year increase in Adjusted EBITDA on an as reported basis was largely driven by increases in BK, TH and PLK Adjusted EBITDA, partially offset by unfavorable FX movements which primarily impacted TH and BK Adjusted EBITDA.
The year-over-year increase in Adjusted EBITDA on an organic basis was primarily driven by increases in BK, TH and PLK Adjusted EBITDA.

The year-over-year increase in Adjusted Net Income was primarily driven by increases in Adjusted EBITDA in our TH, BK and PLK brands and a decrease in adjusted income tax expense, partially offset by unfavorable FX movements, an increase in adjusted interest expense and an increase in share-based compensation and non-cash incentive compensation expense.
Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We will be investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the quarter ended March 31, 2023, we funded approximately $7 million toward the Fuel the Flame investment and $7 million toward our Royal Reset investment. As of March 31, 2023, we have funded a total of $20 million toward the Fuel the Flame investment and $25 million toward our Royal Reset investment.

Macro Economic Environment
During 2022 and the first quarter of 2023, there were increases in commodity, labor, and energy costs partially due to the macroeconomic impact of both the war in Ukraine and COVID-19. Further significant increases in inflation could affect the global, Canadian and U.S. economies, resulting in foreign exchange volatility and rising interest rates which could have an adverse impact on our business and results of operations if we and our franchisees are not able to adjust prices sufficiently to offset the effect of cost increases without negatively impacting consumer demand.

In addition, the global crisis resulting from the spread of COVID-19 impacted our restaurant operations during the three months ended March 31, 2022. Certain markets, including Canada and China, were significantly impacted as a result of government mandated lockdowns. These lockdowns, which have since been lifted, resulted in restrictions to restaurant operations, such as reduced, if any, dine-in capacity, and/or restrictions on hours of operation in those markets.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	17.9%	12.9%
System-wide Sales	$1,731	$1,556
Comparable Sales	13.8%	8.4%

Net Restaurant Growth	5.6%	6.7%
System Restaurant Count at Period End	5,620	5,320

Sales	$618	$566
Franchise and Property Revenues	$220	$206
Advertising Revenues and Other Services	$62	$57
Total Revenues	$900	$829

Cost of Sales	$505	$453
Franchise and Property Expenses	$79	$81
Advertising Expenses and Other Services	$65	$67
Segment G&A	$29	$29
Segment Depreciation and Amortization	$25	$29
Adjusted EBITDA(1)(4)	$251	$231

(4)TH Adjusted EBITDA includes $3 million of cash distributions received from equity method investments for the three months ended March 31, 2023 and 2022.

For the first quarter of 2023, the increase in system-wide sales was primarily driven by comparable sales of 13.8%, including Canada comparable sales of 15.5%, and net restaurant growth of 5.6%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales as well as increases in commodity prices passed on to franchisees and an increase in sales to retailers. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and by advertising expenses exceeding advertising revenues in the current year period to a lesser extent than in the prior year period, partially offset by an increase in cost of sales including the impact of increases in commodity prices. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	14.3%	16.2%
System-wide Sales	$6,241	$5,647
Comparable Sales	10.8%	9.9%

Net Restaurant Growth	2.5%	2.9%
System Restaurant Count at Period End	18,911	18,446

Sales	$19	$16
Franchise and Property Revenues	$344	$318
Advertising Revenues and Other Services	$121	$109
Total Revenues	$484	$443

Cost of Sales	$17	$17
Franchise and Property Expenses	$40	$45
Advertising Expenses and Other Services	$135	$119
Segment G&A	$48	$45
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)	$256	$229

For the first quarter of 2023, the increase in system-wide sales was driven by comparable sales of 10.8%, including US comparable sales of 8.7% and rest of the world comparable sales of 12.3%, and net restaurant growth of 2.5%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales as well as an increase in sales from Company restaurants. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year changes in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and a decrease in bad debt expenses as compared to the prior year. This was partially offset by advertising expenses exceeding advertising revenues in the current year to a greater extent than the prior year due to the Fuel the Flame investment, and higher Segment G&A largely as a result of hiring across a number of key areas including operations and franchising. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	14.4%	4.1%
System-wide Sales	$1,568	$1,383
Comparable Sales	5.6%	(3.0)%

Net Restaurant Growth	10.8%	7.9%
System Restaurant Count at Period End	4,178	3,771

Sales	$21	$17
Franchise and Property Revenues	$80	$71
Advertising Revenues and Other Services	$66	$60
Total Revenues	$168	$148

Cost of Sales	$19	$16
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$67	$61
Segment G&A	$15	$15
Segment Depreciation and Amortization	$2	$2
Adjusted EBITDA(1)	$66	$56

For the first quarter of 2023, the increase in system-wide sales was driven by net restaurant growth of 10.8% and comparable sales of 5.6%, including US comparable sales of 3.4%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales including an increase in sales from Company restaurants. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales, partially offset by an increase in cost of sales. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

FHS Segment Results

	Three Months Ended March 31,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth (a)	7.5%	7.4%
System-wide Sales	$292	$272
Comparable Sales (a)	6.1%	4.2%

Net Restaurant Growth (a)	2.3%	1.8%
System Restaurant Count at Period End	1,247	1,219

Sales	$10	$10
Franchise and Property Revenues	$23	$20
Advertising Revenues and Other Services	$4	$1
Total Revenues	$37	$31

Cost of Sales	$8	$8
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$5	$—
Segment G&A	$8	$8
Adjusted EBITDA(1)	$15	$14

(a) FHS 2022 growth figures are shown for informational purposes only.

For the first quarter of 2023, the increase in system-wide sales was driven by comparable sales of 6.1%, including US comparable sales of 6.7%, and net restaurant growth of 2.3%.

The year-over-year increases in Total Revenues and Adjusted EBITDA were primarily driven by the increase in system-wide sales. In addition, increases in Advertising Revenues and Other Services and Advertising Expenses and Other Services reflect our ongoing process to align the Advertising fund arrangements to be more consistent with those of our other brands.

Cash and Liquidity

As of March 31, 2023, total debt was $13.4 billion, net debt (total debt less cash and cash equivalents of $1.0 billion) was $12.3 billion, net income net leverage was 8.3x and adjusted EBITDA net leverage was 5.1x.

The RBI Board of Directors has declared a dividend of $0.55 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2023. The dividend will be payable on July 6, 2023 to shareholders and unitholders of record at the close of business on June 22, 2023.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, May 2, 2023, to review financial results for the first quarter ended March 31, 2023. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (226)-828-7575 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 623742.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $35 billion in annual system-wide sales and approximately 30,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the macroeconomic environment from the war in Ukraine, the COVID-19 pandemic, and related macro-economic pressures, such as inflation, rising interest rates and currency fluctuations, on our results of operations, business, liquidity, prospects and restaurant operations and those of our digital, marketing, remodel and technology enhancement initiatives and expectations regarding further expenditures relating to these initiatives, including our “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability at Burger King, our growth opportunities, plans and strategies for each of our brands and ability to drive long-term, sustainable growth, including through global expansion and restaurant openings, and our suspension of operations in and financial results from Russia. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to our fully franchised business model; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; evolving legislation and regulations in the area of franchise and labor and employment law; risks related to the conflict between Russia and Ukraine, our ability to address environmental and social sustainability issues and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Sales	$668	$609
Franchise and property revenues	668	615
Advertising revenues and other services	254	227
Total revenues	1,590	1,451
Operating costs and expenses:
Cost of sales	550	494
Franchise and property expenses	123	130
Advertising expenses and other services	271	247
General and administrative expenses	175	133
(Income) loss from equity method investments	7	13
Other operating expenses (income), net	17	(16)
Total operating costs and expenses	1,143	1,001
Income from operations	447	450
Interest expense, net	142	127
Income before income taxes	305	323
Income tax expense	28	53
Net income	277	270
Net income attributable to noncontrolling interests	88	87
Net income attributable to common shareholders	$189	$183
Earnings per common share
Basic	$0.61	$0.59
Diluted	$0.61	$0.59
Weighted average shares outstanding (in millions):
Basic	309	309
Diluted	456	458

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,033	$1,178
Accounts and notes receivable, net of allowance of $41 and $36, respectively	612	614
Inventories, net	145	133
Prepaids and other current assets	103	123
Total current assets	1,893	2,048
Property and equipment, net of accumulated depreciation and amortization of $1,092 and $1,061, respectively	1,943	1,950
Operating lease assets, net	1,075	1,082
Intangible assets, net	11,005	10,991
Goodwill	5,700	5,688
Net investment in property leased to franchisees	83	82
Other assets, net	827	905
Total assets	$22,526	$22,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$679	$758
Other accrued liabilities	901	1,001
Gift card liability	174	230
Current portion of long-term debt and finance leases	128	127
Total current liabilities	1,882	2,116
Long-term debt, net of current portion	12,821	12,839
Finance leases, net of current portion	310	311
Operating lease liabilities, net of current portion	1,019	1,027
Other liabilities, net	895	872
Deferred income taxes, net	1,288	1,313
Total liabilities	18,215	18,478
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2023 and December 31, 2022; 311,171,545 shares issued and outstanding at March 31, 2023; 307,142,436 shares issued and outstanding at December 31, 2022	2,157	2,057
Retained earnings	1,134	1,121
Accumulated other comprehensive income (loss)	(716)	(679)
Total Restaurant Brands International Inc. shareholders’ equity	2,575	2,499
Noncontrolling interests	1,736	1,769
Total shareholders’ equity	4,311	4,268
Total liabilities and shareholders’ equity	$22,526	$22,746

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$277	$270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46	49
Amortization of deferred financing costs and debt issuance discount	7	7
(Income) loss from equity method investments	7	13
(Gain) loss on remeasurement of foreign denominated transactions	8	(21)
Net (gains) losses on derivatives	(34)	18
Share-based compensation and non-cash incentive compensation expense	45	27
Deferred income taxes	(28)	(16)
Other	1	9
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(8)	(46)
Inventories and prepaids and other current assets	(20)	(22)
Accounts and drafts payable	(81)	18
Other accrued liabilities and gift card liability	(123)	(91)
Tenant inducements paid to franchisees	(6)	(2)
Other long-term assets and liabilities	4	21
Net cash provided by operating activities	95	234
Cash flows from investing activities:
Payments for property and equipment	(18)	(10)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	4	4
Settlement/sale of derivatives, net	14	3
Other investing activities, net	—	4
Net cash (used for) provided by investing activities	—	1
Cash flows from financing activities:
Proceeds from long-term debt	—	1
Repayments of long-term debt and finance leases	(32)	(21)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(243)	(241)
Repurchase of common shares	—	(161)
Proceeds from stock option exercises	6	3
(Payments) proceeds from derivatives	29	(6)
Other financing activities, net	—	(1)
Net cash (used for) provided by financing activities	(240)	(426)
Effect of exchange rates on cash and cash equivalents	—	(1)
Increase (decrease) in cash and cash equivalents	(145)	(192)
Cash and cash equivalents at beginning of period	1,178	1,087
Cash and cash equivalents at end of period	$1,033	$895
Supplemental cash flow disclosures:
Interest paid	$163	$75
Net interest paid (a)	$116	$78
Income taxes paid	$61	$42

(a) Refer to reconciliation in Non-GAAP Financial Measures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

In our 2022 financial reports, our key business metrics included results from our franchised Burger King restaurants in Russia, with supplemental disclosure provided excluding these restaurants. We did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, our reported key business metrics exclude the results from Russia for all periods presented.

	Three Months Ended March 31,
KPIs by Market	2023	2022
	(Unaudited)
System-wide Sales Growth
TH - Canada	16.6%	11.7%
TH - Rest of World	24.3%	19.4%
TH - Global	17.9%	12.9%

BK - US	8.1%	0.2%
BK - Rest of World	19.0%	31.4%
BK - Global	14.3%	16.2%

PLK - US	9.1%	0.6%
PLK - Rest of World	48.1%	31.6%
PLK - Global	14.4%	4.1%

FHS - US	7.4%	6.7%
FHS - Rest of World	8.1%	24.2%
FHS - Global	7.5%	7.4%

System-wide Sales (in US$ millions)
TH - Canada	$1,420	$1,301
TH - Rest of World	$311	$255
TH - Global	$1,731	$1,556

BK - US	$2,568	$2,375
BK - Rest of World	$3,673	$3,272
BK - Global	$6,241	$5,647

PLK - US	$1,292	$1,184
PLK - Rest of World	$276	$199
PLK - Global	$1,568	$1,383

FHS - US	$276	$260
FHS - Rest of World	$16	$12
FHS - Global	$292	$272

Comparable Sales
TH - Canada	15.5%	10.1%
TH - Rest of World	5.2%	(1.2)%
TH - Global	13.8%	8.4%

BK - US	8.7%	(0.5)%
BK - Rest of World	12.3%	19.7%
BK - Global	10.8%	9.9%

PLK - US	3.4%	(4.6)%
PLK - Rest of World	20.9%	9.2%
PLK - Global	5.6%	(3.0)%

FHS - US	6.7%	4.5%
FHS - Rest of World	(3.0)%	(3.5)%
FHS - Global	6.1%	4.2%

	As of
KPIs by Market	March 31, 2023	March 31, 2022
	(Unaudited)
Net Restaurant Growth
TH - Canada	(1.2)%	(0.2)%
TH - Rest of World	24.9%	32.3%
TH - Global	5.6%	6.7%

BK - US	(1.7)%	(0.1)%
BK - Rest of World	5.2%	4.9%
BK - Global	2.5%	2.9%

PLK - US	5.9%	5.7%
PLK - Rest of World	24.7%	14.5%
PLK - Global	10.8%	7.9%

FHS - US	0.4%	1.0%
FHS - Rest of World	46.0%	22.0%
FHS - Global	2.3%	1.8%

Restaurant Count
TH - Canada	3,882	3,928
TH - Rest of World	1,738	1,392
TH - Global	5,620	5,320

BK - US	6,964	7,088
BK - Rest of World	11,947	11,358
BK - Global	18,911	18,446

PLK - US	2,947	2,784
PLK - Rest of World	1,231	987
PLK - Global	4,178	3,771

FHS - US	1,174	1,169
FHS - Rest of World	73	50
FHS - Global	1,247	1,219

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2023	2022
Segment G&A TH(1)	$29	$29
Segment G&A BK(1)	48	45
Segment G&A PLK(1)	15	15
Segment G&A FHS(1)	8	8
Share-based compensation and non-cash incentive compensation expense	45	27
Depreciation and amortization(2)	6	5
FHS Transaction costs	19	1
Corporate restructuring and tax advisory fees	5	3
General and administrative expenses	$175	$133

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and Corporate restructuring and tax advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses and other services. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2023	2022
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$(2)	$2
Litigation settlement (gains) and reserves, net	1	1
Net losses (gains) on foreign exchange(4)	8	(21)
Other, net(5)	10	2
Other operating expenses (income), net	$17	$(16)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(4)Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities, primarily those denominated in Euros and Canadian dollars.
(5)Other, net for 2023 is primarily related to payments in connection with FHS area representative buyouts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. See reconciliation of these Non-GAAP financial measures in the following pages.

Non-GAAP Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, LTM Free Cash Flow, Net Interest Paid, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition and integration consisting of professional fees, compensation-related expenses and integration costs as well as costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Adjusted EBITDA Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Adjusted EBITDA Net Leverage is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of Firehouse Subs for the first four full fiscal quarters following the acquisition. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the Firehouse Subs acquisition. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve-month period to the date reported.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Variance		Impact of FX Movements	Organic Growth
(in US$ millions)	2023	2022	$	%	$	$	%
Revenue
TH	$900	$829	$71	8.5%	$(47)	$118	15.0%
BK	$484	$443	$41	9.2%	$(8)	$49	11.3%
PLK	$168	$148	$20	13.8%	$(1)	$21	14.2%
FHS	$38	$31	$7	20.0%	$—	$7	20.0%
Total Revenues	$1,590	$1,451	$139	9.5%	$(56)	$195	13.9%
Adjusted EBITDA
TH	$251	$231	$20	8.4%	$(13)	$33	15.1%
BK	$256	$229	$27	11.8%	$(7)	$34	15.5%
PLK	$66	$56	$10	18.0%	$(1)	$11	19.1%
FHS	$15	$14	$1	12.7%	$—	$1	12.7%
Adjusted EBITDA	$588	$530	$58	11.0%	$(21)	$79	15.6%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2023	2022
Net Income	$277	$270
Income tax expense	28	53
Interest expense, net	142	127
Income from operations	447	450
Depreciation and amortization	46	49
EBITDA	493	499
Share-based compensation and non-cash incentive compensation expense(1)	45	27
FHS Transaction costs(2)	19	1
Corporate restructuring and tax advisory fees(3)	5	3
Impact of equity method investments(4)	9	16
Other operating expenses (income), net	17	(16)
Adjusted EBITDA	$588	$530

Segment income:
TH	$251	$231
BK	256	229
PLK	66	56
FHS	15	14
Adjusted EBITDA	$588	$530

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended March 31,
(in US$ millions, except per share data)	2023	2022
Net income	$277	$270
Income tax expense	28	53
Income before income taxes	305	323
Adjustments:
Franchise agreement amortization	8	8
Amortization of deferred financing costs and debt issuance discount	7	7
Interest expense and loss on extinguished debt(5)	12	16
FHS Transaction costs(2)	19	1
Corporate restructuring and tax advisory fees(3)	5	3
Impact of equity method investments(4)	9	16
Other operating expenses (income), net	17	(16)
Total adjustments	77	35
Adjusted income before income taxes	382	358
Adjusted income tax expense(6)	42	63
Adjusted net income	$340	$295
Adjusted diluted earnings per share	$0.75	$0.64
Weighted average diluted shares outstanding	456	458

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage, Reconciliation of Free Cash Flow and Net Interest Paid
(Unaudited)

	As of
(in US$ millions, except ratio)	March 31, 2023	March 31, 2022
Long-term debt, net of current portion	$12,821	$12,903
Finance leases, net of current portion	310	337
Current portion of long-term debt and finance leases	128	105
Unamortized deferred financing costs and deferred issue discount	105	131
Total debt	13,364	13,476

Cash and cash equivalents	1,033	895
Net debt	12,331	12,581

LTM Net Income	1,489	1,252
Net Income Net leverage	8.3x	10.0x

LTM adjusted EBITDA	2,436	2,298
Adjusted EBITDA Net leverage	5.1x	5.5x

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2023	2022	2021	2022	2021	2023	2022
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$95	$234	$266	$1,490	$1,726	$1,351	$1,694
Payments for property and equipment	(18)	(10)	(15)	(100)	(106)	(108)	(101)
Free Cash flow	$77	$224	$251	$1,390	$1,620	$1,243	$1,593

	Three Months Ended March 31,
(in US$ millions)	2023	2022
Interest Paid	$163	$75

Proceeds (payments) from derivatives, net within investing activities (a)	11	3
Proceeds (payments) from derivatives, net within financing activities	29	(6)
Interest income	7	—
Net Interest Paid	$116	$78

(a) Three months ended March 31, 2023 excludes $3 million of forward currency contracts included within cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2023	2022	2021	2022	2021	2023	2022
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income	$277	$270	$271	$1,482	$1,253	$1,489	$1,252
Income tax expense (benefit)	28	53	47	(117)	110	(142)	116
Loss on early extinguishment of debt	—	—	—	—	11	—	11
Interest expense, net	142	127	124	533	505	548	508
Income from operations	447	450	442	1,898	1,879	1,895	1,887
Depreciation and amortization	46	49	49	190	201	187	201
EBITDA	493	499	491	2,088	2,080	2,082	2,088
Share-based compensation and non-cash incentive compensation expense(1)	45	27	26	136	102	154	103
FHS Transaction costs(2)	19	1	—	24	18	42	19
Corporate restructuring and tax advisory fees(3)	5	3	1	46	16	48	18
Impact of equity method investments(4)	9	16	4	59	25	52	37
Other operating expenses (income), net	17	(16)	(42)	25	7	58	33
Adjusted EBITDA	$588	$530	$480	$2,378	$2,248	$2,436	$2,298

Segment income:
TH	$251	$231	$207	$1,073	$997	$1,093	$1,021
BK	256	229	217	1,007	1,021	1,034	1,033
PLK	66	56	56	242	228	252	228
FHS	15	14	—	56	2	57	16
Adjusted EBITDA	$588	$530	$480	$2,378	$2,248	$2,436	$2,298

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2022 and 2023 cash bonus, respectively.

(2)In connection with the acquisition of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2023 and 2022, primarily consisting of professional fees, compensation related expenses and integration costs. We do not expect to incur additional FHS Transaction costs during the remainder of 2023.

(3)Non-operating costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(6)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.